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                                                                     Exhibit 5.1


                                June 2, 2000

Cardima, Inc.
47266 Benicia Street
Fremont, California 94538

Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Cardima, Inc. a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 2,000,000 shares of the Company's Common Stock issuable pursuant to the Cardima, Inc. 1993 Stock Option Plan, as amended (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                             Very truly yours,




                                             PILLSBURY MADISON & SUTRO LLP

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